Exhibit 10.14

STOCK UNIT AGREEMENT

AGREEMENT, dated as of <DATE>, by and between Allegheny Energy, Inc., a Maryland corporation (“the Company”), and <NAME> (the “Employee”).

WHEREAS, the Company has issued an Offer Letter to the Employee, dated as of <DATE> (the “Offer Letter”), and the Employee has acknowledged his acceptance thereof;

WHEREAS, the Company has granted the Employee <###> stock units in accordance with the Offer Letter (the “Stock Units”);

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the Employee and the Company agree as follows:

1. The Stock Unit Account. The Company shall credit to a bookkeeping account (the “Account”) maintained by the Company for the Employee’s benefit the <###> Stock Units, each of which shall be deemed to be the equivalent of one common share of the Company (the “Stock”). One-fifth of the Stock Units will vest on each of the first, second, third, fourth and fifth anniversary of the Start Date (as such term is defined in the Offer Letter ); provided that the Employee is still employed by any of Allegheny Energy Service Corporation (“AESC”), the Company, the affiliates and subsidiaries of AESC and the Company, and any successors or assigns of any of the foregoing (the “AE Companies”) on the applicable vesting date. Notwithstanding the preceding sentence, the Employee shall be fully vested in all of the Stock Units upon the occurrence of a Change in Control (as such term is defined in the Change in Control Agreement annexed to the Offer Letter) or upon the termination of his employment as a result of his death or disability.

The Company agrees that whenever any cash dividends are declared on the Stock, on the date such dividend is paid, the Company will credit to the Account of the Employee a number of additional Stock Units (the “Additional Stock Units”) equal to the result of dividing (i) the product of the total number of Stock Units and Additional Stock Units credited to the Employee’s Account on the record date for such dividend and the per share amount of such dividend by (ii) the per share closing price of the Stock on the date on which the relevant dividend is paid by the Company to the holders of Stock as quoted in the NYSE Composite Transaction Listing in The Wall Street Journal. Additional Stock Units shall be or become vested and payable to the same extent as the Stock Units which resulted in the crediting of such Additional Stock Units. If, at any time, there occurs an event resulting in an adjustment pursuant to Section 9.08 of the Company’s 1998 Long-Term Incentive Plan, a corresponding adjustment shall be made to the number of Stock Units and Additional Stock Units then credited to the Account.

2. Payment of the Account. Except as otherwise provided in this Agreement, on each date that any Stock Unit shall vest hereunder (each, a “Payment Date”), the Company shall make a payment to the Employee in Stock as provided in Section 3 hereof with respect to the number of vested Stock Units and vested Additional Stock Units then credited to his Account.

3. Form of Payment. Payments pursuant to Section 2 shall be made in registered Stock equal to the number of vested Stock Units and vested Additional Stock Units in the Employee’s Account on the Payment Date. Such payment shall be made as soon as practicable after the Payment Date, but in no case more than ten (10) business days after the Payment Date. The Employee may elect to defer any Payment Date to any later date specified in an election notice delivered by the Employee to the Company as specified in Section 4 hereof.

4. Deferral Election. The Employee may elect to defer any Payment Date to a later date or dates specified by the Employee by delivering to the Company a Deferral Election Notice in the form of Exhibit A hereto. In order to be effective, such Deferral Election Notice must be received by the Company at least one year in advance of the scheduled Payment Date to which such Deferral Election Notice relates; provided, however, that a Deferral Election Notice received by the Company within thirty (30) days of the date hereof shall be effective for purposes of deferring the first scheduled Payment Date hereunder. If the Employee elects to defer any Payment Date in accordance with this Section 4, all payments in Stock scheduled to be made on such Payment Date with respect to any Stock Units or Additional Stock Units shall instead be made in accordance with the Deferral Election Notice. Notwithstanding any other provisions of this Agreement to the contrary, the Employee’s election to defer any Payment Date shall not affect the vesting date of any of the Stock Units as set forth in Section 1 hereof.

Each Deferral Election Notice shall specify the Payment Date that the Employee wishes to defer, the percentage of the Employee’s Stock Units and Additional Stock Units vesting on such Payment Date that the Employee wishes to defer, and the date or dates to which the Employee wishes to defer payment with respect to such Stock Units and Additional Stock Units. A Deferral Notice shall be irrevocable and, once made, it may not be amended or revoked. Upon the termination of the Employee’s employment with the AE Companies for any reason, the Payment Date with respect to all vested deferred amounts shall be accelerated to the date of such termination of employment. Notwithstanding the preceding sentence, the Employee may specify in his Deferral Election Notice that, in the event of the termination of his employment for any reason, the Payment Date shall instead be accelerated to January 2 of the year following the year of such termination of employment. Notwithstanding any Deferral Election Notice, all Stock Units and Additional Stock Units shall become immediately payable upon the occurrence of a Change in Control.

Dividends shall continue to be credited to the Employee’s Account as Additional Stock Units, as specified in the second paragraph of Section 1 with respect to any Stock Units and Additional Stock Units that are the subject of a Deferral Election Notice under this Section 4, until the deferred Payment Date with respect to such Stock Units and Additional Stock Units.

5. Beneficiary. In the event of the Employee’s death prior to the payment with respect to all of the Stock Units and Additional Stock Units credited to his Account, the remaining payments shall be made to the last beneficiary designated in writing which is received by the Company prior to the Employee’s death or, if no designated beneficiary survives the Employee, such payments shall be made in a lump sum to the Employee’s estate.

6. Source of Payments. The Employee’s right to receive payment under this Agreement shall be an unfunded entitlement and shall be an unsecured claim against the general assets of the Company. The Employee has only the status of a general unsecured creditor hereunder, and this Agreement constitutes only a promise by the Company to pay the value of the Account on any required payment date. The Company may withhold from any amounts payable under this Agreement such Federal, state and local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

7. Nontransferability. This Agreement shall not be assignable or transferable by the Employee (otherwise than by will or the laws of descent and distribution) or by the Company (other than to successors of the Company), and no amounts deferred under this Agreement, or any rights therein, shall be subject in any manner to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, levy, lien, attachment, garnishment, debt or other charge or disposition of any kind.

8. No Right to Employment. Nothing in this Agreement shall confer upon the Employee the right to remain in employment with the Company.

9. Entire Agreement. This Agreement and the Offer Letter contain all the understandings between the parties hereto pertaining to the matters referred to herein, and supersede all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto.

10. Amendment or Modification; Waiver. No provision of this Agreement may be amended, modified or waived unless such amendment or modification is agreed to in writing, signed by the Employee and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

11. Notices. Any notice to be given hereunder shall be in writing and shall be deemed given when delivered personally, sent by courier or telecopy or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

If to the Employee:

The last known address

on file with the records of the Company

If to the Company:

Allegheny Energy, Inc.

800 Cabin Hill Drive

Greensburg, PA 15601

Attn: General Counsel

Any notice delivered personally or by courier under this Section 11 shall be deemed given on the date delivered and any notice sent by telecopy or registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date telecopied or mailed.

12. Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

13. Successors. This Agreement shall inure to the benefit of and be binding upon each successor of the Company, and upon the Employee’s beneficiaries, legal representatives or estate, as the case may be.

14. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

15. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Pennsylvania, without regard to its conflict of law principles.

16. Headings. All descriptive headings of sections and paragraphs in this Agreement are intended for convenience of reference only, and they form no part of this Agreement and shall not affect its interpretation.

17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ALLEGHENY ENERGY, INC.

By:

<NAME>

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